                                                  **   CERTAIN CONFIDENTIAL
                                                  MATERIAL CONTAINED IN THIS
                                                  DOCUMENT HAS BEEN OMITTED AND
                                                  FILED SEPARATELY WITH THE
                                                  SECURITIES AND EXCHANGE
                                                  COMMISSION PURSUANT TO RULE
                                                  406 OF THE SECURITIES ACT OF
                                                  1933, AS AMENDED.

                                                                   EXHIBIT 10.10


                        CO - MARKETING PROGRAM AGREEMENT

This Co - Marketing Agreement (the " Agreement") is entered into this 8th day of April 1997, by and between USA.NET, Inc., a Delaware corporation ("Company"), and American Express Travel Related Services Company, Inc., a New York corporation ("AMEX").

WHEREAS, Company is engaged in, among other things, the business of promoting, selling and providing consumer and other services associated with an e-mail screening and address location; and

WHEREAS, Company and AMEX have entered into agreements with respect to a current and future investment by AMEX in the Company;

WHEREAS, AMEX desires to have offered, and to participate with Company in the promotion of such services with unique enhancements to certain of its current and future holders of an American Express(R) charge, credit or debit card (each a "Cardmember") and certain other individuals (together with Cardmembers, "Customers") on the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.   THE SERVICE:

(a) Description. AMEX hereby retains Company to, and Company agrees to, provide Customers with an opportunity to enroll in the e-mail service offered to the Company's customers from time to time (the "Basic Service;" the Basic Service as offered on the date hereof is more specifically described in Exhibit A hereto), with changes and enhancements thereto as developed from time to time specifically for AMEX and approved by AMEX in its sole discretion (such changes and enhancements, the "Enhancements"; the Basic Service as changed or enhanced from time to time the "Service"), all in accordance with the terms hereof. As compared with the Basic Service, the Service will always have features, including by way of example additional services, reduced pricing or incentive offers, that will be exclusive to Customers. In the marketing and promotion of the Service to Customers, AMEX shall determine which Enhancements and features shall be included in the Service as so marketed and promoted.

(b) Eligibility. AMEX alone shall determine the eligibility of particular Customers for enrollment in the Service. Enrollment fees, if any, shall be charged to the Card Account, if any, for the eligible Customer enrolled in the Service.

2.   PROMOTION OF THE SERVICE:

(a) In accordance with the terms hereof, AMEX will use its best efforts to test and or assist Company in the definition of the promotion of Service to the Customers by participating in


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     Programs (as defined below) in the manner and to the extent provided in this Agreement. From time-to-time AMEX will engage in such other solicitation activities relating to the Service, or with respect to other products or services offered by Company, as Company and AMEX may mutually agree.

(b) AMEX's Conditions: Prior to any participation by AMEX in a Program, (i) the features of the Service shall be defined to AMEX's satisfaction, (ii) the service delivery capabilities of the Company shall meet the minimum operation standards set forth on Exhibit B hereto, and (iii) the customer service capabilities of the Company shall meet the minimum operation standards of AMEX set forth on Exhibit B attached hereto as amended from time to time with Company's consent (the "Customer Service").

(c) Programs: The parties acknowledge that they intend to test market the Service through various promotional approaches and channels. All marketing, including initiatives thereof, of the Service shall be deemed to be a "Program" hereunder. The parties agree that it is impractical to define now each Program that they may pursue and therefore agree to develop mutually a written marketing plan defining such Program which will identify the offers of the Service contemplated hereunder and which will be mutually updated by the parties no less frequently than once every three (3) months. All promotional materials (including without limitation, solicitation, fulfillment, Customer Service and retention materials) developed hereunder is herein referred to as "Promotional Materials."

(d) Marketing Promotional Expenses and Certain Customer Service: All expenses and costs (including without limitation marketing research, marketing tests, public relations, list development, ad agency fees, software development (related to the user interface of the Service to Customers) and Customer Service limited to [**] times direct salary costs for incremental staff for [ ** ] after launch of each program not to exceed [ ** ] for
     each of the [     **     ] (the "Marketing Expenses") associated with a
     Program, whether conducted by AMEX or by the Company with AMEX's prior
     approval, shall be payable by the Company up to [     **    ] (the "Initial
     Marketing Dollars"). The restriction on the Initial Marketing Dollars set forth in the preceding sentence shall not extend beyond the Initial Term hereof. If AMEX exercises its option under the Series B Preferred Stock Purchase Agreement dated the date hereof to make the additional investment
     in the Company of at least [     **    ], then the Company shall be
     responsible for an additional [     **    ] (together with the Initial
     Marketing Dollars, the "Marketing Dollars") for the expenses and costs associated with such Program. The restriction on the Marketing Dollars from
     the additional investment shall not extend beyond the [      **      ]
     month period from the time of such investment unless the Agreement is terminated prior thereto.

     Upon reasonable notice to the Company, AMEX may make additional expenditures for Marketing Expenses; provided that AMEX shall be entitled to receive, and Company shall be obligated to remit to AMEX, a percentage of the gross revenues from the use of the Service by Customers acquired through the resulting marketing promotion. [
                                          **
          ]

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

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     [                                                  **
                                                                         ]

(e) Promotional Materials: The Company shall prepare Promotional Materials for all Programs offered pursuant to this Agreement at its expense (subject to the limitations set forth in subsection (d) hereof), provided that AMEX shall prepare Promotional Materials in connection with direct mail marketing initiatives hereunder at Company's expense (subject to the limitations set forth in subsection (d) hereof). Such materials shall be designed to solicit Customers to enroll in the Service. All Promotional Materials shall be subject to the prior written approval of AMEX. The Company shall be solely responsible for verifying the accuracy of all statements relating to the Service contained in the Promotional Materials. Promotional Materials may include, in AMEX's sole discretion, (i) AMEX's (or any of its affiliates' or licensees') brand imagery or (ii) Company's brand imagery in a manner that is acceptable to Company; provided however so long as the Company is the provider of the Service, AMEX will always identify the Company as such provider. It is agreed that neither party may use any of the other party's registered trademarks or service marks in the Promotional Materials or otherwise in connection with the promotion of the Service, except with the prior written consent of such other party and, then, only in accordance with such guidelines as the other party may from time-to-time reasonably establish concerning such use.

     Neither party shall refer to the other party, its services or its customers in any advertising, press release, marketing materials or other promotional materials of any kind without the prior written consent of the other party. The foregoing applies equally to materials relating to the Service and to materials not relating to the Service.

     Notwithstanding anything to the contrary herein, AMEX shall be deemed the sole and exclusive owner of all Promotional Materials.

3. FINANCIAL ARRANGEMENT:

(a)  AMEX shall be entitled to receive, and Company shall remit to AMEX, [
       **        ] of gross revenues from the use of the Service by Customers except for Customers who were customers of the Company prior to the distribution of any Promotional Materials (the "Company Customers"). Company shall remit such payments to AMEX within thirty (30) days after the end of each calendar month, along with back-up documentation reasonably acceptable to AMEX showing the calculation of the amount so paid. It is understood by the parties hereto that gross revenues of the Service shall be net of reasonable third party commissions for advertising sales directly relating to the Services (any disagreement relating to the amount of third party commissions shall be resolved by arbitration pursuant to Section 18) and shall include (i) revenues generated from advertisement on the Service as used by Customers (which advertisement shall accord with the AMEX advertisement policy set forth on Exhibit C hereto, as amended from time to time, (ii) fees charged to Customers for enrollment in the Service (the "Enrollment Fees"), which Enrollment Fees shall be

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.


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     determined by the parties hereto, and (iii) any other fees approved by the parties hereto from time to time. AMEX and the Company expressly acknowledge that the financial terms stated herein may be amended as the parties may agree in writing.

(b) The parties hereto acknowledge that the revenues generated from the use of the Service by Company Customers that are provided the Service under the Domain Name Alternative (defined in Section 15) shall be subject to a revenue share between the parties hereto as the parties shall reasonably agree.

(c) Company agrees that it will enter into an agreement ("Acceptance Agreement") for the acceptance of the American Express cards. Company understands that it will be responsible for paying any charges incurred in connection with the Acceptance Agreement, including the payment of any discount fees. (Any revenues to AMEX generated by the terms of the Acceptance Agreement shall not be calculated as part of the gross revenues for purposes of Section 3(a) hereto.) All Enrollment Fees and other fees payable by Customers will be billed to the Customers' Card Account, if any. Company shall be responsible for billing and collecting all fees (including the Enrollment Fee) payable by Customers for use of the Service.

4.   EXCLUSIVITY: During the term of this Agreement and for [     **     ] after
     the expiration or termination hereof (except in the case of termination by Company for material breach by AMEX hereunder), Company will not administer or directly offer Service (as it may exist at the time of such expiration or termination) or any similar service on behalf of or in conjunction with
     [       **           ] without the express written consent of AMEX. For
     purposes of this Section, a competitor of AMEX shall be deemed to be any
     [                                                **
                           ] In addition, AMEX agrees not to market the Enhancements with any third party provider during the Initial Term (as defined in Section 16) provided that the Company is not in material breach hereunder.

5. INDEMNIFICATION AND HOLD HARMLESS: Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party, its respective parent, subsidiaries and affiliates and their respective successors, assignees, directors, officers, agents and employees (each an "Indemnitee") from and against all third party liabilities, losses, damages, costs, expenses, actions, claims, demands, suits, and proceedings whatsoever, including losses incurred by them which result directly or indirectly from the willful or negligent acts or omissions of the Indemnifying Party, its employees, affiliates, agents or contractors in connection with the Indemnifying Party's obligations under this Agreement, or in connection with services performed or to be performed by such party pursuant to a Program or in connection with the Service (each a "Claim").

     Each party seeking indemnification under this Agreement shall give prompt notice to the Indemnifying Party along with its request for indemnification, of any Claim for which it is seeking indemnification. The parties understand and further agree that no settlement of an indemnified Claim shall be made by an Indemnitee without the concurrence of the


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

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     Indemnifying Party. The Indemnifying Party shall control the settlement or defense of any Claim; provided, however, that the Indemnitee may, at its cost, engage its own attorneys. The Indemnitee will fully cooperate with the Indemnifying Party to enable it to fulfill its obligations with respect to such Claim. The provisions of this Section shall survive the termination or expiration of this Agreement.

6. PUBLICITY: No party shall refer to or identify the other party, such other party's parent, subsidiaries or affiliates, or the respective products or services of any of them, in advertising, promotional activity or publicity release relating to the Program without securing the prior written consent of such other party.

7.   CONFIDENTIALITY:

(a) As used herein, "Confidential Data and Information" shall mean any information, data, or materials obtained by one party to this Agreement (the "Receiving Party") from, or disclosed to such party by, the other party (or, in the case of AMEX, disclosed to or by AMEX or any parent, subsidiary, or affiliated company related to AMEX) (the "Disclosing Party"), or the other party's customer or service establishment, which information, data, or materials relate to the aforesaid Program and their design and processes, or to the past, present, or future business activities of the Disclosing Party or any of its subsidiaries, affiliates, or clients, including methods, processes, telephone conversations, financial data, systems, customer names, account numbers, and other customer data, lists, apparatus, statistics, programs, and research and development, or related information of such entities, except such information as: (i) is previously known to the Receiving Party, free from any obligation to keep it confidential which Receiving Party can demonstrate through written records; (ii) is publicly disclosed either prior to or subsequent to the Receiving Party's receipt of such information; (iii) is lawfully obtained by the Receiving Party from a third party who, in making such disclosure, breaches no obligation of confidence; or (iv) is independently developed by the Receiving Party which Receiving Party can demonstrate through written records.

(b) With respect to Company's access to customer files and related customer data ("Files"), Company specifically acknowledges the importance of maintaining the security and confidentiality of the Files, and agrees to take whatever steps are necessary to prevent the unauthorized transfer, disclosure to, or use of the Files by any person or entity not a party to this Agreement.

(c) Neither party shall disclose, publish, release, transfer, or otherwise make available Confidential Data and Information of the other party in any form to, or for the use or benefit of, any person or entity without such party's prior written consent. Each party, however, shall be permitted to disclose relevant aspects of the other party's Confidential Data and Information only to its officers and its employees on a need to know basis to the extent that such disclosure is reasonably necessary for the performance of their duties and obligations under the Agreement; provided, that such party shall take all reasonable measures to ensure that Confidential Data and information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers and employees. Company

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     agrees to ensure that the terms and conditions of this Agreement are strictly adhered to by all of its employees and any third party representative. The obligations shall not restrict any disclosure by either party mandated by any applicable law, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party of such order). In the event Company will have direct on-line access to American Express Customer data, Company also agrees to the terms of the AMEX Data Access Document attached hereto as Exhibit D-1 and will ensure that each Company employee with on-line access shall read, sign and comply with all Terminal Rules and Regulations set forth in Exhibit D-2 attached hereto.

(d) Each party or its employees shall: (a) notify the other party promptly of any material unauthorized possession, use or knowledge, or attempt thereof, of the other party's Confidential Data and Information by any person or entity which may become known to such party and encourage its employees to do the same, (b) promptly furnish to the other party full details of the unauthorized possession, use or knowledge, or attempt thereof, and use reasonable efforts to investigate any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Data and Information, (c) use reasonable efforts to cooperate with the other party in any litigation and investigation against third parties deemed necessary by the other party to protect its proprietary rights, and (d) promptly use all reasonable efforts to prevent a recurrence of any such unauthorized possession, use or knowledge of Confidential Data and Information. Each party shall bear the cost it incurs as a result of compliance with the requirements set forth in these paragraphs.

(e) AMEX reserves the right to monitor access to Confidential Data and Information to prevent the improper or unauthorized use of such Confidential Data and Information. Such monitoring may include, but is not limited to, on-site inspection of Company's locations providing the Service for AMEX at any time during normal business hours, and inserting decoy names and addresses in any lists provided to Company. In addition, during the term of this Agreement, AMEX reserves the right to visit, unannounced, any of the locations used by Company that provides the Service for AMEX and verify security procedures during normal business hours.

(f) Each party agrees that if there is any disclosure of the Confidential Data and Information by its employees or the employees of any third party, it will enforce for the other party's benefit through litigation, if necessary, all rights provided under law to compensate the former party for any damages arising out of such disclosure and to protect the former party from additional disclosure.

(g) Each party agrees that if a party, its officers, employees or anyone obtaining access to the proprietary information of the other party by, through or under them, breached any provision of this Section, such other party would suffer irreparable harm and the total amount of monetary damages for any injury to such other party from any violation of this Section would be impossible to calculate and would therefore be an inadequate remedy. Accordingly, each party agrees that the other party shall be entitled to temporary and permanent injunctive relief against the breaching party, its officers or employees, and such other rights and remedies to


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     which such other party may be entitled to at law, in equity and under this
     Agreement for any violation of this Section.

(h) Unless expressly limited herein, the provisions of this Section shall survive the termination or expiration of this Agreement.

8.   CUSTOMER SERVICE:

(a) The Company shall provide a year-round Customer Service unit to support the Service. The Customer Service shall accord with the AMEX standards set forth on Exhibit B hereto as amended from time to time. The Company shall train and have available at all times sufficient staff to provide adequate Customer Service to Customers. The Company's Customer Service unit shall be dedicated primarily to the Service for AMEX Customers and other Company staff shall supplement this dedicated staff to handle unanticipated peaks in the Customer Service needs. In connection with Customer Service, the Company shall provide, at its sole cost and expense, an e-mail address dedicated for exclusive use by Customers (the "Dedicated E-Mail Address").

(b) AMEX shall have the right, with reasonable notice, to monitor periodically the quality of the Company's obligations under this Section. AMEX alone shall have the right to determine whether the Company's performance hereunder is acceptable

9.   PHONE SYSTEM FOR THE SERVICE:

(a) Company shall be responsible for establishing and maintaining, at its own expense, (i) a telephone number which is toll-free to Customers and (ii) one or more local telephone numbers (as reasonably determined by AMEX in consultation with Company) for Customers to use for collect calls to the Customer Service centers; provided, however, that AMEX shall be the customer of record for such telephone numbers and, as between AMEX and Company, AMEX shall have all rights in and to such telephone numbers. AMEX's status as customer of record and rights in and to all such telephone numbers shall survive the termination or expiration of this Agreement. AMEX shall have the right to inspect, at Company's offices during regular business hours, any and all telephone bills relating to these numbers. These telephone numbers shall be dedicated solely to the use by Customers for Customer Service fulfillment. Company personnel shall answer these telephone numbers in a manner specified by AMEX, and Company shall not publicize or use these numbers for any purpose not related to the Service without the express written consent of AMEX.

(b) Company agrees that it will maintain its telecommunications systems in any manner reasonably requested by and reasonably acceptable to AMEX given that Company agrees with the recommendations. If Company does not agree with such recommendations, both AMEX and Company agree to review and explore other options. Company will bear all the costs of such upgrading with the exception of any consulting and services provided by AMEX through its telecommunications personnel, which shall be free of charge to Company.



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(c)  AMEX shall consider any reasonable request and plan from Company to operate the phone system for the Service in any legitimate and technically feasible manner that takes advantage of any volume telecommunications user discounts available to AMEX. AMEX, however, shall be under no obligation to agree to such requests and plans, and may reject them with or without cause.

(d) Additionally, all toll-free telephone numbers obtained by AMEX or used in connection with the performance of the Service by Company for AMEX hereunder shall be the sole and exclusive property of AMEX. Company hereby irrevocably assigns to AMEX all its rights, title and interest in and to such toll-free telephone numbers and will execute any and all documents necessary to transfer and/or evidence AMEX's ownership rights including, but not limited to, shared used agreements for the toll-free telephone numbers.

(e) Upon termination or expiration of this Agreement, the Company shall transfer to AMEX the Company's rights in and to any of the telephone numbers described herein and the Dedicated E-Mail Address, including the rights to the use thereof, and shall assist AMEX in giving effect to such transfer.

10. NOTICES: All notices, consents, requests, instructions, approvals, and other communications made, required or permitted hereunder (each herein, a "Notice") shall be given in writing and delivered to the receiving party to its respective address set forth below (i) by personal delivery to a responsible officer of such party, (ii) by certified or registered mail (return receipt requested), (iii) by a nationally recognized courier service or (iv) by facsimile transmission (such to be confirmed by mail). The effective date of such Notice shall be deemed to be the date upon which any such Notice is personally delivered or, if it is given by mail, courier service or facsimile transmission, the date upon which it is received by the addressee. Any party hereto may change its address set forth below by written notice to the other party hereto in accordance with the terms of this Section 10.

     If to AMEX:        American Express Travel Related Services Company, Inc.
                        3 World Financial Center
                        AMEX Tower
                        New York, NY 10285
                        Attn.:   [     **     ]

     Copy to:           American Express Travel Related Services Company, Inc.
                        3 World Financial Center
                        AMEX Tower
                        New York, NY 10285
                        Attn.:   [            **
                                            ]

     If to Company:     USA.NET, Inc.
                        102 South Tejon
                        Suite 220
                        Colorado Springs, CO 80903
                        Attention: President

     Copy to:           Cooley Godward LLP
                        2595 Canyon Boulevard
                        Suite 250
                        Boulder, Colorado 80302-6737
                        Attention: Carrie Schiff, Esq.


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

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     Each party may change its address for receiving Notices under this
     Agreement by Notice pursuant to this Section.

11. USE OF LISTS OF ENROLLEES AND CUSTOMERS: The Company understands and agrees that (a) it will not solicit Cardmembers or enrollees in the Service for any reason other than in accordance with the terms of this Agreement or as requested by AMEX and (b) that enrollees in the Service shall be deemed customers of AMEX and may not be communicated with by the Company or its designee without the prior written approval of AMEX. Notwithstanding the foregoing, the Company can market other product and services to Cardmembers and enrollees in the Service provided that (i) such Cardmembers and enrollees are not identified as American Express Card holders in any such marketing and (ii) the source of the individuals and information targeted by the Company in such marketing is neither AMEX nor the list of enrollees in the Service.

12. WARRANTIES: Each party represents and warrants that it is under no obligation or restriction which would cause it to be in breach of this Agreement. Each party to this Agreement represents and warrants to the other party that this Agreement, when signed on behalf of a party, constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms.

13. TRADEMARKS. Notwithstanding any other provision of this Agreement, neither party shall have the right to use the other party's registered or unregistered trademarks, service marks, or trade names, or to refer to the other party directly or indirectly, in connection with any product, promotion or publication without the prior written approval of that party.

14. REPORTS: The Company shall provide AMEX with the following reports, at the time and in the form and substance mutually agreed upon by the parties hereto:

(a) With respect to both the Company's customers and AMEX's Customers, customer reports including the number of: (i) enrolled customers, (ii) active customers and (iii) advertisement suppression customers.

(b) With respect to both the Company and the Service, revenue report including revenue from (i) advertisements and (ii) fees for advertisement suppression.

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(c)  Customer Service report including: (i) number of Customers contacting
     Customer Service, (ii) wait/response time for telephone and e-mail, and
     (iii) length of telephone calls.

(d) Attrition report including: (i) total attrition rate for the Company, (ii) Service attrition rate, and (iii) reasons for discontinuing of service.

15.  DOMAIN NAME:

(a) The Company hereby represents that it owns the domain name USA.NET and has registered such domain name with InterNic. The Company hereby covenants to keep the domain name USA.NET properly and currently registered with InterNic during the term of this Agreement and during any period that the Company shall provide the Service to Cardmember.

(b) The Company agrees to use its best efforts to market and promote the domain name USA.NET for so long as the Service is marketed to or used by the Cardmembers. AMEX and the Company agree to use their best efforts to develop and register with InterNic one additional domain name (the "Domain Name Alternative") which will be owned solely by AMEX. AMEX may without limitation use the Domain Name Alternative in connection with providing the Service (i) to Cardmembers and (ii) to non-Cardmembers.

(c) Any non-Cardmembers that enroll under the domain name USA.NET will be the customer of [ ** ] Any non-Cardmember that enrolls under the Domain Name Alternative shall be deemed a customer of [**]. Any known Cardmember that enrolls under either the domain name USA.NET or the Domain Name Alternative shall be deemed customers of [**].

16.  TERM AND TERMINATION:

(a) This Agreement shall take effect on the date hereof (the "Effective Date"), and continue until the second (2nd) anniversary of the date hereof (the "Initial Term"). Unless terminated pursuant to this Section ("Term and Termination"), AMEX may renew this Agreement for successive one year periods (each, a "Renewal Term"); provided that if, with respect to the provision of the Service hereunder, the net operating margin of the Company (the "NOM") is less than [**] at the commencement of such Renewal Term, then the Company shall have the option to re-negotiate the financial terms of Section 3(a) hereof to [
                                    **
                                                             ] If AMEX elects to
     renew this Agreement, this Agreement shall renew in accordance with the then current terms and conditions. If Company elects to renew this Agreement, this Agreement shall renew in accordance with the then current terms and conditions except as otherwise modified in accordance with the Company's exercise of its option stated in this Section 16 (a).

(b) Termination: This Agreement shall terminate on the expiration of the Initial Term or a Renewal Term. Notwithstanding the foregoing, this Agreement may be earlier terminated upon a material breach as described herein.


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

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

(c) Early Termination: Upon a material breach of any provision of this Agreement, or as otherwise provided under this Agreement, the non-breaching party shall give notice of such breach to the breaching party. The breaching party shall have thirty (30) days from the receipt of said notice to cure the breach described in the notice. If the breach is not cured within said thirty (30) day period, the non-breaching party shall have the right, thereafter, to terminate this Agreement by giving written notice thereof to the breaching party.

(d) In the event (1) of a sale or distribution of all or substantially all of the assets of Company or a sale or distribution of sufficient stock (other than pursuant to a public offering) of Company to effect a change in control, to any of the AMEX Competitors or (2) that Company or its affiliates enters into the business of providing financial services or provides a financial product or service substantially similar to any of AMEX's financial products or services, AMEX may terminate this Agreement immediately. In the event that AMEX terminates this Agreement pursuant to the first sentence of this Section, Company shall reimburse AMEX for reasonable out-of-pocket expenses incurred in transferring the Service to another vendor or to itself. With AMEX's approval, which shall not be unreasonably withheld, Company may negotiate transfer expenses on behalf of AMEX with another vendor to ensure the reasonableness of the expenses. With AMEX's approval, which shall not be unreasonably withheld, Company may provide components of the transfer.

(e) Termination for Insolvency. Upon notice, either party may terminate this Agreement with immediate effect: (1) upon the institution by the other party of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the other party to institution of bankruptcy or insolvency proceedings against it or the filing by the other party of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable Federal or state law, or the consent by the other party to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the other party or of any substantial part of its property, or the making by the other party of an assignment for the benefit of creditors, or the admission in writing by the other party of an assignment for the benefit of creditors, or the admission in writing by the other party of its inability to pay its debts generally as they become due or the taking of corporate action by the other party in furtherance of any such actions; (2) if, within 60 days after the commencement of an action against the other party seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the other party stayed, or if the stay of any such order or proceeding shall thereafter be set aside; or if, within 60 days after the appointment without the consent or acquiescence of the other party of any trustee, receiver or liquidator or similar official of the other party, or of all or any substantial part of the property of the other party, such appointment shall not have been vacated. Each of the foregoing events shall constitute a material breach to this Agreement.

(f) Termination Assistance. Upon the expiration or termination of this Agreement, Company shall, upon AMEX's request, for up to [ ** ] (or up to [ ** ] in the event of material


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

     breach by AMEX) after such expiration or termination (the "Termination Assistance Period") (i) continue to provide the Service to the extent requested by AMEX at the rates and performance standards for such Service in effect under this Agreement immediately prior to such expiration or termination and (ii) provide such assistance as required by AMEX to transfer the Service to another vendor or to AMEX itself as set forth herein (the "Termination Assistance Services"). Upon expiration or termination of this Agreement for any reason, Company shall, at AMEX's direction, use its best efforts to transfer or assign the Service to another vendor selected by AMEX or to AMEX itself. After the expiration of the Termination Assistance Period, Company shall (1) answer questions
     regarding the Service on an as needed basis for [       **      ] (2)
     deliver to AMEX any remaining AMEX-owned reports and documentation still in Company's possession and (3) at AMEX's direction, destroy all AMEX data and information in its possession. Company shall provide the Termination
     Assistance Services [       **        ] except in the case of material
     breach by AMEX in which case AMEX shall be responsible for such costs. In the event that AMEX terminates this Agreement because of a breach by Company which is not timely cured, Company shall reimburse AMEX for reasonable out-of-pocket expenses incurred in connection with transferring the Service to another vendor or to AMEX itself. With AMEX's approval, which may not be unreasonably withheld, Company may negotiate transfer expenses on behalf of AMEX with another entity to insure the reasonableness of the expenses. With AMEX's approval, which may not be unreasonably withheld, Company may provide components of the transfer.

(g) E-Mail Forwarding Obligations: The Company and AMEX acknowledge that it is in their respective best interests to keep all customers enrolled in the Service (or similar service) at the time of the termination or expiration of the Agreement -- whether the customers of AMEX or the Company - assigned to the Domain Name (such customers, the "Expiration Customers") for provision of the e-mail service expected by the Expiration Customers. The Company and AMEX further acknowledge that it is impracticable to attempt to assign the Expiration Customers to a new domain name for the provision of such service. Therefore, the Company and AMEX agree that upon the termination or expiration of the Agreement, the Company shall forward (the "Forwarding Function") all e-mail for Expiration Customers to an e-mail address designated by AMEX. The Company shall provide such Forwarding Function at a price it determines and stated in a unit charge for each e-mail to be forwarded (the "Unit Price") which price shall be effective for a one year period (the "Forwarding Period"). AMEX, in its sole discretion, may choose to accept the Unit Price offer and have the Company provide the Forwarding Function to the Expiration Customers or choose another vendor or itself to provide such service. In the event AMEX chooses another vendor or itself to provide the service, the Company shall [
                                           **
                                              ] Company agrees to execute all
     documentation necessary to give effect to such transfer and to deliver all materials necessary for AMEX or its designee to operate the Domain Name and the Alternative Domain Name and to provide the Forwarding Function to the Expiration Customers. AMEX agrees to require such vendor or itself to provide the Forwarding Function with respect to the e-mail of Company's Expiration Customers to a domain name designated by the Company. In such event, Company shall pay the Unit Price to AMEX or


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

     its designee in connection with the Forwarding Function. At the end of the Forwarding Period, the party which is performing the Forwarding Function shall determine a Unit Price for the following year, and the other party shall have the option to accept such Unit Price or to offer the Forwarding Function at such Unit Price. Such process shall be renewed at the end of each renewal Forwarding Period.

17.  AMEX SOFTWARE AND PROPRIETARY RIGHTS:

(a) Grant of Non-Exclusive Access: AMEX hereby grants to Company solely for the purpose of providing the Service described herein, a non-exclusive, non-transferable right to have access to and (1) operate (i) the AMEX Card Member information proprietary software operated by AMEX prior to the Effective Date (or on an interim basis, AMEX will provide Company with a supplementary method of identification of Card Member information), and
     (ii) to the extent agreed upon by the parties, any AMEX Card member information proprietary software acquired or developed by AMEX, or on behalf of AMEX, in AMEX's name after the execution of this Agreement for use in connection with the Service ((i) and (ii) collectively, the "AMEX Proprietary Software"), (2) operate (A) the software licensed or leased by AMEX from a third party which was operated by AMEX prior to the date of execution of this Agreement, and (B) to the extent agreed upon by the parties, any software (other than Company Software) licensed or leased by AMEX from a third party after the execution of this Agreement ((A) and (B) collectively, the "AMEX Third Party Software"), and (3) use any related documentation in AMEX's possession on or after the date of execution of this Agreement (the "Documentation"). The AMEX Proprietary Software, the AMEX Third Party Software and the Documentation shall be collectively referred to as the "AMEX Software". As part of the Service, Company shall pay all license and maintenance fees for AMEX Third Party Software that Company elects to use to perform the Service (to the extent such fees are disclosed to Company in writing prior to its election to use such third party software and are deemed reasonable by Company). Company shall notify AMEX in advance in writing if it determines not to pay such license and maintenance fees. In the event that Company desires to use other comparable and compatible third party software and AMEX insists that Company use AMEX Third Party Software, AMEX shall pay the license and maintenance fees for such AMEX Third Party Software. Upon expiration of this Agreement or termination of this Agreement for any reason, the rights granted to Company in this Section shall terminate and immediately revert to AMEX and Company shall deliver to AMEX, at no cost to AMEX, a current copy of all of the AMEX Software in the form in use as of the date of such expiration or termination and Company shall destroy or erase all other copies of the AMEX Software in its possession.

(b) AMEX's Rights. All inventions, methods, techniques, works of authorship, computer software, computer upgrades, computer programs, service providers, vendors information, training materials, telemarketing scripts, computer screens, reports, data, any other proprietary or confidential information made, created, developed or written and intellectual property ("Developed Materials") shall be deemed AMEX property if paid for or developed by AMEX (in no event shall the Marketing Dollars be used in the calculation of such payments). Furthermore, in the event Developed Materials (i) are paid for by AMEX such

     Developed Materials shall be deemed the sole property of AMEX or (ii) are jointly created by Company and AMEX and not paid for by AMEX, then such Developed Materials shall be deemed the joint property of AMEX and the Company. AMEX acknowledges that Company has developed, and will continue to develop during the term of this Agreement, valuable intellectual property used by Company in connection with the Service and that Company's ownership and protection of such property is essential to its competitive success. Accordingly, irrespective of any other provision of this Agreement, AMEX expressly agrees that Developed Materials paid for entirely by Company and created solely and independently by Company (or any agent of Company) shall be deemed the property of Company ("Company Property"). The Company Property and Developed Materials shall be deemed Confidential Data and Information and subject to the confidentiality provisions of this Agreement.

18.  SOURCE CODE ESCROW

     On the date hereof, Company shall deliver to an independent third party escrow agent, selected and designated by AMEX and approved by Company (such approval not to be unreasonably withheld) ("Escrow Agent"), for deposit in accordance with an escrow agreement among the Escrow Agent and the parties hereto and substantially in the form attached as Exhibit E ("Escrow Agreement"), a current and complete copy of the source code (the "Source Code") for the Domain Name and any other materials required to operate the Source Code (the "Escrow Materials").

     Within [        **       ] of the installation of any new update to the
     Service (or any other substantial modification to the Source Code, the
     Domain Name or the Service) or within [    **      ] of the last deposit
     hereunder, whichever is sooner, Company shall deliver to the Escrow Agent, for deposit in accordance with such Escrow Agreement, any and all changes to the Escrow Materials which correspond to changes, if any, made to the corresponding Escrow Material or shall notify Escrow Agent that no changes were made during the preceding period. All materials deposited hereunder shall be considered "Escrow Materials" as the term is used herein.

     In the event of (i) the Company's insolvency (as defined in Section 16(e)) or (ii) the Company's material breach of the terms of this Agreement specifically because of its gross negligence or willful misconduct and such breach is not fully remedied within thirty (30) days of AMEX's notice to Company, then notwithstanding any other rights and remedies to which AMEX may be entitled, AMEX shall immediately have the right to obtain a copy of the Escrow Materials from the Escrow Agent upon written notice as provided in the Escrow Agreement for use in continued provision of the Service.

     AMEX shall have the right, at any time upon at least ten (10) days' written notice to Company and Escrow Agent, to select and designate a new escrow agent to replace the Escrow Agent hereunder. Upon such notice, Escrow Agent shall completely, safely and securely transfer the Escrow Materials to the new escrow agent (which will then become the "Escrow Agent" hereunder) and confirm such transfer in writing to AMEX and Company.



     **   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

19. PRIVACY POLICY: The Company agrees to execute and deliver to AMEX the Privacy Policy Agreement in the form of Exhibit F hereto. Any material breach of the terms thereunder by the Company shall constitute a breach under this Agreement and AMEX shall be entitled to the remedies provided hereunder without exclusion of other rights and remedies available to AMEX.

20.  DATA AND REPORTS

a) Ownership of AMEX Data. All data and information submitted to Company by AMEX and Customers in connection with the Service, including without limitation any portion thereof (the "AMEX Data"), is and shall remain the property of AMEX. The AMEX Data shall: (1) not be used by Company other than in connection with providing the Service, (2) not be disclosed, sold, assigned, leased or otherwise provided to third parties by Company; and (3) not be commercially exploited by or on behalf of Company, its employees or agents except as provided in this Agreement. Company shall take all appropriate actions to safeguard the AMEX Data. The database of Customers formerly or currently enrolled in the Service shall remain the sole property of AMEX.

b) Return of Data. Upon request by AMEX upon the termination or expiration of this Agreement, Company shall (1) promptly return to AMEX, in a format agreed upon by the parties hereto and on the media reasonably requested by AMEX, all AMEX Data and (2) erase or destroy under the supervision of AMEX, all AMEX Data in Company possession (3) destroy all Developed Materials notwithstanding the foregoing if this is jointly owned property containing proprietary data belonging to one of the parties and necessary to the party, the proprietary data can be retrieved prior to destruction with the permission of the other party and under the following conditions: a) the party requesting redaction of its own proprietary information can elect at its own expense to have its proprietary data culled by an independent third party from the joint proprietary data base ; b) the party may retain such culled data to use as it sees fit; the culled data will be reviewed and approved for release by the other party prior to release. Such approval shall not be unreasonably withheld; and (4) be required to sign a certificate of destruction form supplied by AMEX, if requested by AMEX. For the purposes of clarity the parties agree that case histories without identifying the Service Provider(s) or process flows maybe retained by AMEX in accordance with this Section.

c) Database Maintenance. Company agrees to transmit information each month on use of the Service by Customer (including, Cardmember account number and service used), to AMEX's database maintenance facility. The mechanism for this transmission to be agreed to by the parties.

d) Accuracy of Data. As part of the Service, Company shall be responsible for the accuracy and completeness of the data and information submitted by Company to AMEX and any errors in and with respect to data and information submitted to AMEX. Company shall promptly correct any errors or inaccuracies in the data or information prepared by Company and submitted to AMEX.

e) Corrections of Errors. As part of the Service, Company shall promptly correct any errors or inaccuracies made known to them either through their own sources or made known to them by AMEX in the AMEX Data. AMEX shall be responsible for (1) the accuracy and completeness of the AMEX Data submitted by AMEX to Company and (2) any errors in and with respect to data obtained from Company caused by inaccurate or incomplete AMEX Data.

21.  ALTERNATIVE DISPUTE RESOLUTION

(a) Negotiation. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate mediation of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

(b) Mediation. If the dispute has not been resolved by negotiation as provided above, the parties shall endeavor to settle the dispute by mediation under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. One neutral third party will be selected from the CPR Panels of Neutrals to mediate the dispute. If the parties encounter difficulty in agreeing on a neutral, they will seek the assistance of CPR in the selection process.

(c) Arbitration. Any dispute arising out of or relating to this contract or the breach, termination or validity thereof, which has not been resolved by non-binding means as provided in subsection (a) and (b) hereof within 60 days of the initiation of such procedure, shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by a sole arbitrator; provided, however, that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before expiration of the above period. Any arbitrator not appointed by a party shall be selected from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the Arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, N.Y. The arbitrator is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages.

22. ASSIGNMENTS: This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto, except that AMEX may assign this Agreement to its parent, subsidiary or an affiliate company without Company's consent, provided that (i) AMEX has provided the Company with at least 30 days prior written notice, (ii) the assignee company has the assets and facilities to carry out AMEX's obligations under this Agreement and (iii) assignee is not a direct competitor of the Company.

23. NEW YORK LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entirely made and performed within the State. Company hereby consents to the jurisdiction of the state and federal courts sitting in the State of New York.

24.  MISCELLANEOUS:

(a) No failure or delay (in whole or in part) on the part of any party to exercise any right or remedy, or operate as a waiver thereof, nor effect any other right or remedy. All rights and remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided hereunder or by law.

(b) If any provision contained in this Agreement is or becomes invalid, illegal, or unenforceable in whole or in part, such invalidity, legality, or unenforceability shall not affect the remaining provisions and portions of this Agreement.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral or written understandings or agreements among the parties which relate to the subject matter hereof. No modification or amendment of this Agreement or any of its provisions shall be binding upon any party unless made in writing and duly executed by authorized representatives of all parties.

(d) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument notwithstanding that all parties are not signatories to the same counterparts.

IN WITNESS WHEREOF, AMEX and Company, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives.


AMERICAN EXPRESS TRAVEL
   RELATED SERVICES COMPANY, INC.


By:       [      **       ]
   -------------------------------------------
Name:         [    **     ]
Title:        [    **     ]
              [                **                  ]



USA.NET, INC.


By:       /s/ John W. Street
   -------------------------------------------
Name:         John W. Street
Title:        President, CEO



**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                    EXHIBIT A


                                  BASIC SERVICE

It is acknowledged and agreed by the parties hereto that the foregoing list are the Basic Services offered to USA.NET Customer.




                       1)   SERVICE BASED E-MAIL

                       2)   FORWARDING OF E-MAIL

                       3)   FILTERING OF E-MAIL

                       4)   ADVERTISING SUPPRESSION

                       5)   STORAGE AND RETRIEVAL OF E-MAIL

                       6)   CONSOLIDATION OF E-MAIL

                       7)   DATED REMINDER SERVICE

                                    EXHIBIT B

                              OPERATIONS STANDARDS

QUALITY ASSURANCE/ACCURACY EXPECTATIONS

Company must strive for 100% accuracy for 100% of calls, enrollee submissions and service requests handled. Quality/accuracy standards defined below will be aggregated through weighted measurement to determine overall aggregate quality/accuracy performance levels attained during each quarter.

To ensure the continuous attainment of quality and service delivery standards described, Company agrees to do the following:

o Designate a quality assurance individual to measure and report weekly to AMEX service delivery and quality results against standards in accordance with the requirements of this Attachment B and any reports requested by AMEX and mutually agreed upon at a later date.

o Assist AMEX in conducting customer satisfaction research via surveys and other forms of customer monitoring.

o Dedicate to and maintain a controlled, continuous improvement process to develop and implement improved service delivery recommendations and solutions to problems.

TIMELINESS EXPECTATIONS

Company must strive for 100% timely response to 100% of calls, enrollee submissions and service requests handled.

SERVICE EXPECTATIONS

Company must strive for service availability of 100% of 7 days per week, 24 hours per day. Company must train and have available sufficient staff to provide adequate customer service to enrollees and enrolling customers. Company must install and maintain sufficient systems to provide adequate service delivery to enrollees and enrolling customers.

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**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

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**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                     [**]






















**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                    EXHIBIT C


                                 ADVERTISMENT POLICY

In order to ensure that visitors to the Service's web site and users of the Service receive the highest value from advertisements viewed at the site or viewed through use of the web site and Service, we have established the following policy regarding all advertisements related to the web site and the Service.

Advertisements will be deemed inappropriate and unacceptable if they:

1. Contain any unlawful, harmful, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically or otherwise objectionable material of any kind, including, but not limited to, any material which encourages conduct that would constitute a criminal offense, give rise to civil liability or otherwise violate any applicable local, state, national, or international law.

2.   Contain personal attacks on a company or individual.

3.   Offer unauthorized downloads of any copyrighted or private information.

4.   Purport to be from someone other than the author.

5.   [                             **                         ]

6.   [                                     **
              ]

Company will work with all advertisers and advertising agencies to ensure that these guidelines are met.

Company agrees to provide AMEX with a monthly list of advertisers and services offered through the web site and the Service.

AMEX reserves the right to exclude any specific advertisers and advertisements at its sole discretion.

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                   EXHIBIT D-1

                            AMEX Data Access Document


Information Security Requirements

The following are provided as minimum requirements or guidelines only. In all instances, the recommendations resulting from all site audits, as indicated in writing to Company, will govern.

GENERAL

Each Company employee, subcontractor, agent or representative shall sign a Confidentiality Agreement or Non-Disclosure Agreement, as applicable, and abide by all terms contained therein.

Company shall allow site audit visit by AMEX assigned staff during all periods of the relationship, including unscheduled visits and reviews with 24 hours notice. AMEX reserves the express right to make unscheduled visits to any and all Company sites when there is a suspicion of a security breach. Company agrees to comply with any recommendations from said audit and reviews.

Company shall ensure all regulations and laws are complied with including:

          o    Conflicts of Interest
          o    Confidential Information and Trade Secrets
          o    Insider Trading
          o    Copyrights, Trademarks, and Intellectual Property
          o    Money Laundering
          o    Political Activities
          o    Federal Banking Regulations

Company shall maintain an adequate level of physical security controls over the Company Service Location including, but not limited to: appropriate alarm systems, access controls, fire suppression, video surveillance, staff (describe allowances for carrying out data) egress searches.

Company shall maintain an adequate level of data security controls including, but not limited to: proper safeguarding of AMEX data, logical access controls (e.g. password protection of AMEX applications, data files, libraries), computer security software, a secure tape library. The controls maintained by Company shall meet the minimum AMEX Information Security Standards (standards attached).

Company shall maintain an adequately secured computer room facility, with access restricted to only approved Company staff.

Company shall provide to AMEX Information Security management copies of all internal security policies and standards for review prior to the program commencement. This shall include escalation procedures for non-compliance with standards.

Company shall provide to AMEX Information Security management a copy of the most recent third party data processing audit or review, conducted by Company's external auditors. Company shall provide to AMEX Information Security management copies of any related data processing audits from their internal audit team.

Company agrees to abide by the AMEX Client Privacy Rules and Practices as adopted by AMEX for itself. Those requirements are as follows:

1. Limited Collection and Use of Consumer Information

          o    Collect only relevant information
          o    Tell Customers how information will be used

2. Consumer Choices

          o    Yearly list exclusions for most clients
          o    Individual marketing groups responsible for list exclusion
          o    Mailing lists screened against internal exclusion lists
          o    Mailing lists screened against centralized consumer lists

3. Information Quality

          o    Assure accuracy of our information

4. Internal Security Safeguards

          o    Restricted access to Customer Information
          o    "Data and Information Security" policies apply

5. Limited Release of Customer Information

          o    Limited to authorized agents or affiliates
          o    As authorized by customer
          o    Rules for legal process and governmental authorities

6. Responding to Customers

          o    Prompt reply to consumer queries
          o    Compliance with applicable laws

7. Extending Privacy Principles In Our Business Relationships

          o    Company briefing on Privacy Principles
          o    Company signature on confidentiality agreement
          o    Business partner briefing on Privacy Principles
          o    Help our business partners to develop their own privacy codes

               o    Encourage development of guidelines by industry associations
               o    Elimination of unnecessary questions at point of sale

8. Employee Responsibility for These Principles

               o    Internal audits to review compliance with these principles
               o    Training on Rules and Practices provided
               o    Employees encouraged to assist compliance

Disregard of these Standards and regulations shall be cause for termination of the Agreement.

Company shall have an appropriate sensitive-trash disposal program at each location.

Company shall return all magnetic media to the appropriate AMEX location within seven business days of receipt of such magnetic media.

Government requirements should be included (check with GSA compliance).

               o    Gratuities
               o    Training on GSA rules
               o    Kickbacks
               o    Procurement
               o    Lobbying
               o    False Claims and False Statements
               o    Defective Costs

Company shall ensure at each site that no shared environments exist with other businesses for all WANs, LANs, Network connections, dial-up connections, DASD, distributed systems, and that appropriate data controls are implemented.

Company shall follow industry best practices in configuring and operating voice systems to control fraudulent use of 800 numbers, PBX switches and other voice networks.

CUSTOMER PRIVACY

Company employees may only access, make maintenance changes, or perform financial adjustment on those accounts as required by their job. In addition:

               1. They may not access their own personal or corporate AMEX account(s) for any reason.
               2.   They may not access any AMEX employee's account, except
                    where it is part of their normal job responsibility.
               3.   They may not access another Company employee's account.
               4. They may not access an account held by anyone they know outside of work.
               5. They may not access any account that they are not required to access as part of their job responsibility.

EMPLOYEE RESPONSIBILITIES

Company employees are encouraged to report suspected violations of any Privacy Rules, or violations of Information Security Standards to their management for investigation and action.

Company employees shall never share their USERID/PASSWORD with any other person.

Company employees must sign-off when leaving their workstation for any reason.


SECURITY ADMINISTRATION AND RESPONSIBILITIES

Awareness and education of all Privacy Rules and Information Security Standards shall be provided to all employees and users of any AMEX system.

Company management shall maintain (no delegation) security administration privileges to grant access and authority to job functions for all Company employees and users.

Management of user access via USERID/PASSWORD shall be:

               1.   Unique ownership of USERID by single user.
               2.   No "Generic" or group USERID's,
               3. Immediate revocation or deletion for any terminated or transferred Company employee.

Company understands that all user accesses to AMEX systems may be monitored at will for compliance with all regulations.

Company shall document all procedures for USERID requests, transaction authorization, and system use.

Company shall review all violation reports, and take action as necessary to prevent unauthorized access and use of AMEX systems.

Company Security Administrators shall be authorized and approved by AMEX Information Security.

Company shall execute background checks on all employees working on AMEX programs including drug screening, employment, education and criminal checks as permitted by all local, state and Federal laws.

In the event that AMEX commences an investigation of possible fraudulent activity, or otherwise upon AMEX' reasonable request, Company shall provide to AMEX all employee information maintained by Company for those employees working on AMEX programs subject to all applicable laws.

SYSTEM SECURITY

Company shall ensure all system connected terminals are equipped with access control (password protection), time-out for non-use.

If data is to reside on any Company system, then standards and security practices must be inserted. Including host access control, Personal Computer access control and virus protection, LAN access controls.

                                   EXHIBIT D-2

-------------------------------------------------------------------------------
[AMERICAN EXPRESS TRAVEL RELATED SERVICES LOGO]

                         TERMINAL RULES AND REGULATIONS
-------------------------------------------------------------------------------

Part of our mission is to make changes and adjustments to various Cardmember accounts. This is done through the use of our computer system. The use of this system is extremely critical. There are a few very specific rules and regulations that go along with working with the computer system. These rules must be followed in detail by every employee who is involved with the computer system. Therefore, you are being shown the rules and regulations so that you understand how the system works. It is very important that you understand and comply with the following operating rules and regulations.

MAINTENANCE CHANGES TO CARDMEMBER ACCOUNTS.

As part of your job, you may be making address changes, maintenance changes, or issuing replacement cards. You may also be making financial adjustments.

THE RULE IS: You are never to make any type of maintenance changes or financial adjustments to the following types of Card account:

1.   Your own American Express Account.

2.   A Card Account held by anyone you know outside of work.

3. Any Account that you are not required to access as part of your job responsibility.

*Note - If in the normal course of business you need to make any type of maintenance or financial adjustment on an account held by another employee of American Express, immediately notify your Team Leader of the employee account you have just handled and the change or adjustment you have made.

USE OF YOUR PASSWORD AND IDENTIFICATION NUMBER

THE RULE IS: You are not to give your password to any person and you are not to use another employee's password or identification number.

This is for your own protection. Your password identifies you to the system. The computer system tracks all entries that are made by the person who makes them. If your password were to be use by anyone in such a manner that results in errors or fraud, you would be held accountable for the error or fraud.

THE RULE IS: You are to sign off when you leave your terminal and sign back on when you return to your terminal. This applies to time away from your desk for breaks, lunch, meetings, etc.


MONITORING

All terminals are subject to monitoring and terminal monitoring may occur simultaneously with telephone monitoring. In addition, you should understand that all transactions in the system are recorded by the computer. Print-outs listing all transactions by employee identification number and password are monitored on a regular basis.

UNAUTHORIZED ACCESS/VIEWING OF ACCOUNTS

THE RULE IS: You are never to access or view the following types of Card accounts:

1.   Your own American Express Account.

2.   A Card Account held by anyone you know outside of work.

3. Any Account that you are not required to access as part of your job responsibility.

*Note- If in the course of business you need to access an account held by another employee of American Express immediately notify your Team Leader of the employee account you have just had to access. Otherwise, you are never to access or view a Card account held by another employee.

IMPORTANCE OF THE RULES AND REGULATIONS

o    These rules are extremely important.
o Any employee who willfully disregards these rules and regulations is subject to discipline, up to and including discharge from employment.


ACKNOWLEDGMENT
I have read and understand the above regulations and agree to comply with them.

----------------------     --------------------------------     ------------
Employee Signature         Print Name                               Date

                                    EXHIBIT E

                                ESCROW AGREEMENT


This Escrow Agreement ("Agreement") is made and entered into as of the ___ day of April, 1997 (the "Effective Date"), by and among the USA.NET, Inc., a Delaware corporation (referred to in this Agreement as the "Depositor"), American Express Travel Related Services Company, Inc., a New York corporation ("AMEX") and Data Securities International, Inc., having an address at 101 Cambridge Street, Suite 310, Burlington, Massachusetts 01803-3741 ("Escrow Agent").

Depositor and AMEX have entered into, inter alia, the Co-Marketing Program Agreement, dated April ___, 1997 ("Marketing Agreement"), under which AMEX shall market certain services (the "Service") of the Company to AMEX Customers. The Marketing Agreement further provides for the escrow of materials relating to the Service ("Escrow Materials") and this Agreement is entered into for the purpose of effectuating such an escrow arrangement in connection with the Marketing Agreement and the Services identified therein. Depositor and AMEX acknowledge that Escrow Agent has no knowledge of the terms and conditions contained in the Marketing Agreement and that Escrow Agent's only obligations shall be set forth herein or in any other writing signed by Depositor, AMEX and Escrow Agent.

ARTICLE 1:  Deposit of Escrow Materials; Recordkeeping

1.1 On or before the delivery of the Service to AMEX Customers, Depositor shall deliver to the Escrow Agent, for deposit under this Agreement, a current and complete copy of the program source code, documentation and any other materials required to operate the same to be deposited in escrow ("Escrow Materials"). A specific description of the Escrow Materials required is set forth on the attached Annex A, which is incorporated and made a part of this Agreement. The Escrow Materials shall be subject to authentication by AMEX prior to deposit thereof with the Escrow Agent. AMEX shall submit a certificate to Escrow Agent which shall indicate that AMEX has authenticated the Escrow Materials. Escrow Agent shall be entitled to rely upon such certificate as to the matters stated therein.

1.2       Within [       **      ] of the installation of any new update to the
Service (or any other substantial modification to the source code, or the
Service) or within [     **     ] of the last deposit hereunder, whichever is
sooner, Depositor shall deliver to the Escrow Agent, for deposit in accordance with this Agreement, any and all changes to the Escrow Materials which correspond to changes, if any, made to the Service or shall notify Escrow Agent that no changes were made during the preceding period. All materials deposited hereunder shall be considered "Escrow Materials" as the term is used herein and shall be deposited with a description thereof in the format of the form attached hereto as Annex A.

1.3 The Escrow Materials may be removed and/or exchanged only on written instructions signed by Depositor and AMEX, or as otherwise provided in this Agreement.

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

ARTICLE 2:  Location of Escrow Materials

2.1 The Escrow Materials shall be administered by Escrow Agent from the location specified on Annex B and shall not be moved to any other location without the express written consent of AMEX. Escrow Agent shall notify Depositor in writing of any change in location.

2.2 AMEX shall have the right, at any time upon at least ten (10) days' written notice to Depositor and Escrow Agent, to select and designate a new escrow agent to replace the Escrow Agent hereunder. Upon such notice and upon payment of any outstanding fees due Escrow Agent, Escrow Agent shall completely, safely and securely transfer the Escrow Materials to the new escrow agent (which will then become the "Escrow Agent" hereunder) and confirm such transfer in writing to AMEX and Depositor.

ARTICLE 3:  Verification of Escrow Materials

3.1 When Escrow Agent receives the Escrow Materials accompanied by a description of such materials in the form of Annex A attached hereto, Escrow Agent will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Escrow Materials to the item descriptions and quantity listed on Annex A.

3.2 Escrow Agent is entitled to be paid its standard fees and expenses applicable to the services provided. Escrow Agent shall notify the party responsible for payment of Escrow Agent's fees at least ninety (90) days prior to any increase in fees. For any services not listed on Escrow Agent's standard fee schedule attached hereto as Annex C, Escrow Agent will provide a quote prior to rendering the service, if requested.

         3.2.1 Escrow Agent shall not be required to perform any services unless the payment for such services and any outstanding balances owed to Escrow Agent are paid in full. All other fees are due payable within thirty (30) days of receipt of invoice. If invoiced fees are not paid, Escrow Agent may terminate this Agreement; provided, however, that any non-payment of fees is remedied in accordance with the Material Breach provisions herein. If there is a discrepancy in fees owed to Escrow Agent, then the party responsible for payment and Escrow Agent shall agree to discuss this matter on a good faith basis.

3.3 In addition and upon AMEX's request, Escrow Agent shall be authorized to perform any additional verification services which are available from Escrow Agent from time to time specified on the attached Annex D, including, without limitation, services necessary to verify the completeness, accuracy and functionality of the Escrow Materials and to ensure that the Escrow Materials conform and correspond to the Product furnished to AMEX under the Marketing Agreement.

         3.3.1 Upon request, Escrow Agent will furnish AMEX with a current copy of the charges for additional verification services which are available from Escrow Agent hereunder. AMEX shall be responsible for payment of any such charges directly to Escrow Agent and Depositor shall have no responsibility for same.

3.4 Escrow Agent shall report to AMEX in writing the results of all verification services performed on Escrow Materials upon completion of same and shall send a copy to Depositor.

ARTICLE 4:  Release and Return of Escrow Materials

4.1 Upon receipt of a duly executed officer's certificate from AMEX certifying that a Triggering Event (as defined below) has occurred and requesting the release of the Escrow Materials hereunder, Escrow Agent shall release and deliver the Escrow Materials to AMEX or its designee set forth in the officer's certificate. Such officer's certificate shall be delivered in person or by registered or certified mail, return receipt requested. For purposes of this Agreement, a "Triggering Event" shall be deemed to be (i) the Depositor's insolvency (as defined in Section 16(e) of the Marketing Agreement) or (ii) the Depositor's material breach of the terms of the Marketing Agreement specifically because of its gross negligence or willful misconduct and such breach is not fully remedied within thirty (30) days of AMEX's notice to Depositor.

4.2 Escrow Agent shall be entitled to act in reliance upon any AMEX instructions, instrument, or signature reasonably believed to be genuine and shall assume that any AMEX officer giving any written notice or instruction, which is consistent with this Agreement, has been duly authorized to do so on behalf of AMEX. Similarly, Escrow Agent shall have no duty to inquire as to whether AMEX or Depositor is in compliance with the provisions of the Marketing Agreement relating to the release of Escrow Materials and shall have no liability to Depositor or AMEX for relying on AMEX's notice.

4.3 If the Marketing Agreement has expired, been terminated or canceled and if AMEX has not notified Escrow Agent to release the Escrow Materials hereunder as contemplated under Section 4.1 above, then Escrow Agent may return or destroy the Escrow Materials at the request of Depositor; provided, however, that Escrow Agent shall not return or destroy any such Escrow Materials unless Escrow Agent has received written certification from AMEX that no event or condition has occurred which would permit AMEX to obtain the release and delivery of such Escrow Materials under this Agreement. Notwithstanding the foregoing, if AMEX has not provided said written certification within thirty
(30) days from Escrow Agent's notice of termination, then at Escrow Agent's option, Escrow Agent may return or destroy the Escrow Materials.

4.4 Each party shall designate an authorized individual as a contact for the purposes set forth hereunder and individuals shall be specified on the attached Annex E-1 and Annex E-2.

ARTICLE 5:  Confidentiality of Escrow Materials

5.1 Escrow Agent acknowledges that Depositor considers the Escrow Materials to be confidential and trade secrets of Depositor, and Escrow Agent agrees that unless Escrow Agent has obtained Depositor's written consent, Escrow Agent shall keep the Escrow Materials confidential and prevent their disclosure to any person, firm or enterprise other than to employees or representatives of Escrow Agent involved in the performance of Escrow Agent's obligations under this Agreement, to employees and representatives of Depositor, and to AMEX under the specific release provisions specified in this Agreement.

5.2 Escrow Agent may copy Escrow Materials to the extent necessary to preserve and safely store the Escrow Materials, to perform the verification services required and permitted under this Agreement, and to provide copies to AMEX as and when permitted hereunder. On all such copies, Escrow Agent shall reproduce any proprietary rights and/or confidentiality notices which were on the Escrow Materials at the time of their deposit with Escrow Agent.

ARTICLE 6:  General

Payment: Escrow Agent may invoice AMEX for all fees and/or charges applicable hereunder and AMEX agrees to pay each invoice properly rendered hereunder within thirty (30) days after its receipt.

Liability: AMEX and Depositor agree that Escrow Agent is acting as an independent agent and stakeholder hereunder and, except as regards the obligations of Escrow Agent under Articles 4 and 5, shall not be held liable by either party for the proper performance of its obligations under this Agreement. Except as regards the obligations of the parties under Article 4 and 5, each party shall be liable for and shall indemnify and hold each other harmless from and against any loss or damage, including, without limitation, reasonable attorneys' fees, other costs and/or expenses actually incurred by any other party hereunder arising from the fault or negligence of such other party, its officers, directors, employees, agents and/or representatives. Except as regards liability under Article 4 and 5, none of the parties hereunder shall be liable to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement.

Termination: Upon the release, return, destruction or transfer of the Escrow Materials as permitted hereunder or upon termination due to a material breach, all further obligations and/or rights of Escrow Agent under this Agreement shall terminate; provided, however Escrow Agent is not the party in breach.

Material Breach: In the event of any material breach of this Agreement by one party, the other parties may (reserving cumulatively all other remedies and rights under this Agreement and in law and in equity) terminate this Agreement, by giving thirty (30) days' written notice thereof; provided, however, that any such termination shall not be effective if the party in breach has cured the breach of which it has been notified prior to the expiration of said thirty (30) days.

Notices: Except as otherwise specifically provided, all notices shall be in writing and delivered personally or mailed to the addresses of the parties set forth at the beginning of this Agreement, to the attention of the undersigned at the address(es) set forth at the beginning of this Agreement or to such other address or addressee as any party may designate by written notice and in the
case of AMEX, to the [             **             ] American Express Travel
Related Services

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

Company, Inc., AMEX Tower, World Financial Center, New York, New York 10285-4900. Notices shall be deemed given when delivered or when placed in the mail as specified herein.

Bankruptcy: AMEX, Depositor and Escrow Agent acknowledge that this Escrow Agreement is an "agreement supplementary to" the Marketing Agreement as provided in Section 365(n), Title 11 of the United States Code ("Bankruptcy Code"). If Depositor, as a debtor in possession, or a trustee in bankruptcy appointed pursuant to the Bankruptcy Code, rejects the Marketing Agreement or this Agreement, then subject to any other rights AMEX may have, AMEX may elect to retain its rights under the Marketing Agreement and this Agreement as provided in the current Bankruptcy Code or any amendments and/or successor statutes. Unless earlier notified by AMEX, Depositor and Escrow Agent, individually and collectively, agree that unless they have received notice from AMEX that it does not wish to make such election or exercise any such rights, neither Escrow Agent nor Depositor shall interfere with the rights of AMEX in the Marketing Agreement and/or this Agreement.

Assignment: The parties may not assign this Agreement or any of their rights and obligations hereunder without the written consent of each of the other parties involved in this Agreement and any such attempted assignment shall be void; provided however, that AMEX may require the transfer of Escrow Materials to a new escrow agent (as permitted hereunder) and/or may assign this Agreement and/or any of its rights and/or obligations hereunder upon written notice to Depositor and Escrow Agent, to AMEX's parent, subsidiaries or affiliated company without the consent of Depositor or Escrow Agent, provided that (i) AMEX has provided the Depositor and Escrow Agent with at least 30 days prior written notice, (ii) the assignee has the assets and facilities to carry out AMEX's obligations under this Agreement and (iii) assignee is not a direct competitor of the Depositor.

Severability: In the event any provisions of this Agreement are held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

Governing Law: In all respects this Agreement shall be governed by the substantive laws of the State of New York without regard to conflict of law principles.

Modification/Amendments: No modification, amendment, supplement to or waiver of this Agreement or any of its provisions, whether by conduct or otherwise, shall be binding unless made in writing and duly signed by the parties. A failure or delay, by any party at any time, to enforce any of the provisions, or to exercise any option, or to require performance, shall in no way be construed to be a waiver or modification of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the dates indicated below.

AMERICAN EXPRESS TRAVEL RELATED          USA.NET, INC.
SERVICES COMPANY, INC.

By:                                      By:
   -------------------------                ----------------------------

Name:                                    Name:
     -----------------------                  --------------------------
         (Type or Print)                           (Type or Print)

Title:                                   Title:
      ----------------------                   -------------------------

Date:                                    Date:
     -----------------------                   -------------------------


DATA SECURITIES INTERNATIONAL, INC.


By:
   --------------------------------------
Name:
     ------------------------------------
         (Type or Print)
Title:
      -----------------------------------
Date:
     ------------------------------------

                                                                         ANNEX A

                         DESCRIPTION OF ESCROW MATERIALS

Full-tape backup of source and compiled code for all major components of the Service including without limitation components of (i) Web, (ii) Mail and (iii) Database.

                                                                         ANNEX B


                          LOCATION OF ESCROW MATERIALS

                                                                         ANNEX C

                                 ESCROW AGENT'S
                              STANDARD FEE SCHEDULE

                                                                         ANNEX D

                        ADDITIONAL VERIFICATION SERVICES

                                                                       ANNEX E-1

                    AUTHORIZED REPRESENTATIVES OF THE COMPANY


                    NAME                        SPECIMEN SIGNATURE

        ------------------------------    ------------------------------

        ------------------------------    ------------------------------

        ------------------------------    ------------------------------

                                                                       ANNEX E-2

                       AUTHORIZED REPRESENTATIVES OF AMEX



                    NAME                        SPECIMEN SIGNATURE

        ------------------------------    ------------------------------

        ------------------------------    ------------------------------

        ------------------------------    ------------------------------

                                    EXHIBIT F

                            PRIVACY POLICY AGREEMENT

         This Privacy Policy Agreement is made as of the _______day of April, 1997 by and between USA.NET, Inc., a Delaware corporation (the "Company") and American Express Travel Related Services Company, Inc., a New York corporation ("AMEX").

         WHEREAS, AMEX and the Company have entered into, inter alia, a Series B Preferred Stock Purchase Agreement and a Co-Marketing Program Agreement of even date herewith (collectively, the "Transaction Documents"); and

         WHEREAS, in order to (i) preserve the goodwill and reputation of AMEX and to induce AMEX to execute the Transaction Documents and perform its obligations thereunder and (ii) provide the highest level of personalized service to customers of the Company and at the same time respect each individual customer's rights to privacy, the Company agrees to comply with the AMEX Privacy Policy in effect as of the date hereof and attached hereto as Exhibit A (the "Policy"), as amended from time to time by AMEX in accordance with the terms herewith;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein the parties hereto do hereby agree as follows:

1. (a) The Company hereby agrees to comply with the terms and provisions of the Policy in connection with the operation of its business in order to (i) preserve the goodwill and reputation of AMEX and to induce AMEX to execute the Transaction Documents and perform its obligations thereunder and (ii) provide the highest level of personalized service to customers of the Company and at the same time respect each individual customer's rights to privacy. (b) AMEX may amend the Policy from time to time. Company shall comply with the terms of the Policy as so amended provided that AMEX provides Company, when practicable, with thirty (30) days written notice prior to the date any such amendment shall be complied with by Company.

2. The Company shall provide AMEX with the opportunity to review and approve the Company's terms and conditions of the subscriber's use (the "Terms and Conditions of Use") of the Service prior to any marketing of the Service to Cardmembers. Such Terms and Conditions of Use shall clearly state that revenues of the Service may be generated by advertisements embedded in the e-mail forwarded to subscribers in the Service. The Terms and Conditions of Use shall be accessible to all visitors to the web site for the Service and those who subscribe to the Service.

3. NOTICES: All notices, consents, requests, instructions, approvals, and other communications made, required or permitted hereunder (each herein, a "Notice") shall be given in writing and delivered to the receiving party to its respective address set forth below (i) by personal delivery to a responsible officer of such party, (ii) by certified or registered mail (return receipt requested), (iii) by a nationally recognized courier service or (iv) by facsimile transmission (such to be confirmed by mail). The effective date of such Notice shall be deemed to be the date upon which any such Notice is personally delivered or, if it is given by mail, courier service or facsimile transmission, the date upon which it is received by the addressee. Any party hereto may change its address set forth below by written notice to the other party hereto in accordance with the terms of this Section 10.

     If to AMEX:       American Express Travel Related Services Company, Inc.
                       3 World Financial Center
                       AMEX Tower
                       New York, NY 10285
                       Attn.: [      **       ]

     Copy to:          American Express Travel Related Services Company, Inc.
                       3 World Financial Center
                       AMEX Tower
                       New York, NY 10285
                       Attn.:  [         **
                                            ]

     If to Company:    USA.NET, Inc.
                       102 South Tejon
                       Suite 220
                       Colorado Springs, CO 80903
                       Attention: President

     Copy to:          Cooley Godward LLP
                       2595 Canyon Boulevard
                       Suite 250
                       Boulder, Colorado 80302-6737
                       Attention: Carrie Schiff, Esq.

     Each party may change its address for receiving Notices under this Agreement by Notice pursuant to this Section.

4. WARRANTIES: Each party represents and warrants that it is under no obligation or restriction which would cause it to be in breach of this Agreement. Each party to this Agreement represents and warrants to the other party that this Agreement, when signed on behalf of a party, constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms.

5. TERM AND TERMINATION: This Agreement shall take effect on the date and continue so long as AMEX shall have an equity interest in the Company.


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

6. NEW YORK LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entirely made and performed within the State. Company hereby consents to the jurisdiction of the state and federal courts sitting in the State of New York.

7.   MISCELLANEOUS:

(a) No failure or delay (in whole or in part) on the part of any party to exercise any right or remedy, or operate as a waiver thereof, nor effect any other right or remedy. All rights and remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided hereunder or by law.

(b) If any provision contained in this Agreement is or becomes invalid, illegal, or unenforceable in whole or in part, such invalidity, legality, or unenforceability shall not affect the remaining provisions and portions of this Agreement.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral or written understandings or agreements among the parties which relate to the subject matter hereof. No modification or amendment of this Agreement or any of its provisions shall be binding upon any party unless made in writing and duly executed by authorized representatives of all parties.

(d) Company acknowledges and agrees that, in the event of a breach or threatened breach of any of the foregoing provisions, AMEX will have no adequate remedy in damages and, accordingly, shall be entitled to injunctive relief against such breach or threatened breach; provided, however, that no specification of a particular legal or equitable remedy shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach hereof.

(e) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument notwithstanding that all parties are not signatories to the same counterparts.

(f) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Transaction Documents.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

USA.NET, INC.                           AMERICAN  EXPRESS TRAVEL
                                        RELATED  SERVICES  COMPANY, INC.



By:                                     By:
   ------------------------------          -------------------------------
Title:                                  Title:
      ---------------------------             ----------------------------

                                                          EXHIBIT A to EXHIBIT F

In order to provide the highest level of personalized service to subscribers and at the same time respect each individual subscribers' rights to privacy, Company agrees to the following Privacy Policy for all of its service offerings:


Personal Data

For the purposes of this Privacy Policy, Personal Data will include but not be limited to:
a)   Contact information such as name, postal and e-mail addresses
b)   Billing information such as charge and credit card numbers
c) Information gathered during registration or through other correspondence such as surveys and questionnaires initiated by Company
d) Other personal information which may be collected through use of the Company services such as preferences, interests, purchases, and sources and destinations of e-mail messages
     o Company will not scan the body text of e-mail messages for Personal Data unless first requested by the subscriber.

Disclosures Regarding Personal Data

VISITORS. Company will at all times provide all visitors to their site who do not register for Company services (the "Visitors") with full disclosure of Company capture and use of Personal Data and the opportunity to opt out of any use of Personal Data for marketing purposes. Furthermore:

     o Company will not disclose to third parties for any reason any personal data of Visitors.
     o    Company will not send unsolicited e-mail messages to Visitors.

SUBSCRIBERS. Company will, upon registration by a Visitor and thereafter through the Terms and Conditions of subscriber's use , provide all registered users of their services (the "Subscribers") with full disclosure of Company uses of Personal Data for marketing purposes and provided such Subscriber is given the opportunity to opt out of the use of its Personal Data for such marketing purposes whether used by the Company or a third party.
Furthermore:

     o Company will not disclose any individual Subscriber's e-mail address to third parties for marketing purposes.
     o Company may disclose aggregate Personal Data, such as demographics of Subscribers, to third parties for the purposes of soliciting advertisements or other marketing offers which Company feels may be relevant to its Subscribers.
     o Company may itself use individual Subscriber Personal Data to more effectively provide its services.
     o Company may use individual Subscriber Personal Data to provide marketing offers to Subscribers in the form of:

          a) Third-party banner advertisements viewed at its site, including banner ad's embedded in e-mail messages that are viewed at Company's site using Company's web e-mail reader.
          b) Third-party banner advertisements embedded in e-mail messages forwarded by Company to Subscribers.
          c) Third-party marketing offers in the form of direct e-mail solicitations which will be clearly identified as originating from Company.

Communication

Company will clearly communicate this Privacy Policy to all Subscribers and Visitors through the Terms and Conditions of Use, which will be readily accessible at all times at the Company's web site.

                FIRST AMENDMENT TO CO-MARKETING PROGRAM AGREEMENT

         This FIRST AMENDMENT TO CO-MARKETING PROGRAM AGREEMENT (the "Amendment") is entered into this 17th day of October, 1997, by and between USA.NET, Inc., a Delaware corporation (the "Company"), and American Express Travel Related Services Company, Inc., a New York corporation ("AMEX").

         WHEREAS, the Company and AMEX entered into a Co-Marketing Program Agreement, dated as of April 8, 1997 (the "Main Agreement"), pursuant to which the Company agreed to provide e-mail services to certain of AMEX's current and future holders of American Express(R) charge, credit or debit cards and certain other individuals, and the Company and AMEX agreed to cooperatively promote such services;

         WHEREAS, pursuant to Section 3(a) of the Main Agreement, the Company and AMEX agreed that the financial terms of the Main Agreement could be amended by written agreement of the parties; and

         WHEREAS, the parties desire to amend the financial terms of the Main Agreement as more fully set forth below.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. DEFINITIONS: Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Main Agreement.

2. SECTION 1: Section 1(a) of the Main Agreement shall be amended to read in full as follows:

         (a) Description. AMEX hereby retains Company to, and Company agrees to, provide Customers with an opportunity to enroll in the e-mail service offered to the Company's customers from time to time (the "Basic Service;" the Basic Service as offered on the date hereof is more specifically described in Exhibit A hereto), with changes and enhancements thereto as developed from time to time specifically for AMEX and approved by AMEX in its sole discretion, all in accordance with the terms hereof. The changes and enhancements may include services which are provided by AMEX or third parties, some of which may have e-mail components and some of which may not. These enhancements, including products which may be offered by AMEX alone are more fully set forth in Section 3 below as "Applications Products", "Content Products" and "AMEX Products". The Applications Products and Content Products are referred to collectively herein as the "Enhancements"; the Basic Service as changed or enhanced by the Enhancements is referred to herein as the "Service"). As compared with the Basic Service, the Service will always have features, including by way of example additional services, reduced pricing or incentive offers that will be exclusive to Customers. In the marketing and promotion of the Service to Customers, AMEX shall determine which Enhancements and features shall be included in the Service as so marketed and promoted.

3. SECTION 3: Section 3 of the Main Agreement shall be amended to read in full as follows:

         3.   FINANCIAL ARRANGEMENT:

         (a) The parties shall share Service Revenues (as defined below) with respect to the following products or services as set forth below:

              (i) Basic Service and Applications Products. As used herein, "Company Customers" shall mean Customers who were customers of the Company prior to the distribution of any Promotional Material and "Eligible Customers" shall mean all Customers who are not Company Customers. AMEX shall be entitled to
                    receive or retain [        **        ], and the Company
                    shall be entitled to receive or retain [          **
                        ], of the Service Revenues from the use by Customers of
                    the Basic Service and any application service enhancement which is technically integrated with the Basic Service and which is developed and offered by the Company either alone or jointly with a third-party (the "Applications Products"). Examples of Applications Products include e-mail based [
                                            **                    ] The parties
                    acknowledge and agree that AMEX intends to market and promote a joint product with Premiere Technologies, Inc. and the Company, the Connections(TM) Calling Card, which contains e-mail convergence features and which would be considered an Applications Product under this Agreement. However, the parties agree that AMEX shall be entitled to
                    receive or retain [         **         ] and the Company
                    shall be entitled to receive or retain [        **        ],
                    of the Service Revenues received from Eligible Customers with respect to the e-mail component of the Service provided by the Connections(TM) Calling Card.

              (ii) Content Products. "Content Products" are enhancements which have an ongoing e-mail service component which generates Service Revenue and which uses the Company's technology or platform but which is not an integrated application. AMEX
                    shall be entitled to receive or retain [        **        ]
                    of the Service Revenues received from Eligible Customers for any Content Products which it identifies and for which it obtains the right to market and sell as part of a Program (an "AMEX Content Product"), and the Company shall be
                    entitled to receive or retain [        **        ] of the
                    Service Revenues received from Eligible Customers for any AMEX Content Products. An example of an AMEX Content Product would include InfoBeat. The Company shall be entitled to
                    receive or retain [         **        ] of the Service
                    Revenues received from Eligible Customers for any Content Products which it identifies and for

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                  which it obtains the right to market and sell as part of a Program (a "Company Content Product"), and AMEX shall be
                  entitled to receive or retain [        **        ] of the
                  Service Revenues received from Eligible Customers for any Company Content Products. An example of a Company Content Product would include Quote.com.

         (b) Payment. The party (the "Collecting Party") who is billing and collecting the Service Revenues with respect to a particular product or service shall remit to the other party (the "Receiving Party") its portion of the Service Revenues as set forth in subsection (a) above. The Collecting Party shall remit any payments due the Receiving Party within thirty (30) days after the end of each calendar month, along with back-up documentation reasonably acceptable to the Receiving Party showing the calculation of the amount so paid. Each party agrees to limit any
              direct commissions which it pays to a maximum of [        **
                  ] of the Service Revenues which it receives from advertising sales.

         (c) AMEX Products. If AMEX requests that any Program include advertisement for or promotion of products created by or on behalf of AMEX which do not generate an ongoing Service Revenue specifically attributable to an e-mail service component and which do not use the Company's technology or platform (the "AMEX Products") then AMEX shall pay the Company as follows: (i) if AMEX advertises or promotes the AMEX Products using advertisement on the Company's Basic Services (e.g., banner ads, direct e-mail or other web-based or e-mail advertisements) the Company's regular rates for such advertisement on its Basic Services, or (ii) if AMEX advertises or promotes the AMEX Products using other e-mail based promotion methods such as web pages or web links, reimbursement for all of its reasonable Costs (as defined below) associated with the sale of the AMEX Products (other than
              advertising rates) plus [        **        ] of such Costs (other
              than advertising rates). AMEX Products may include, without limitation, features such as American Express Cards, travel services, financial services, and calling cards (with the exclusion of e-mail convergence features). AMEX shall remit any payments due the Company pursuant to this subsection within ten
              (10) days after AMEX receives from the Company an invoice and back-up documentation reasonably acceptable to AMEX showing the calculation of the costs incurred.

         (d) Service Revenues. As used in this Section 3, "Service Revenues" shall mean revenues generated by the use of the Service which:

              (i) includes (1) revenues generated from advertisement on the
                  Basic Service as used by Customers (which advertisement shall accord with the AMEX advertisement policy set forth on Exhibit C hereto, as amended from time to time), (2) fees charged to Customers for enrollment in the Basic Service, Applications Products or Content Products (the "Enrollment Fees"), which Enrollment

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                    Fees shall be determined by the parties hereto, and (3) any other fees approved by the parties hereto from time to time; and

              (ii) excludes (1) applicable taxes, (2) fees or revenues generated by AMEX under any AMEX card acceptance agreement,
                    (3) revenues from Company Customers and (4) any reasonable commissions for advertising sales directly or indirectly relating to the Basic Service or any Enhancement (any disagreement relating to the amount of third party commissions shall be resolved by arbitration pursuant to
                    Section 18).

         (e) Costs. "Costs" shall include the costs provided in Sections 2(d) and (e) hereof.

         (f) Classification of Products, Services or Enhancements. At the request of either party, AMEX and the Company expressly agree to consider and negotiate in good faith the classification of any product, service or product enhancement under this Section 3 for purposes of determining the compensation to be paid in connection with its promotion and sale.

         (g) Amendment of Financial Terms. AMEX and the Company expressly acknowledge that the financial terms stated herein may be amended as the parties may agree in writing.

         (h) Domain Name Alternative Service Revenues. The parties hereto acknowledge that the Service Revenues generated from Company Customers that are provided the Service under the Domain Name Alternative (defined in Section 15) shall be subject to a Service Revenue share between the parties hereto as the parties shall reasonably agree.

         (i) Acceptance Agreement. Company agrees that it will enter into an agreement ("Acceptance Agreement") for the acceptance of American Express(R) Cards. Company understands that it will be responsible for paying any charges incurred in connection with the Acceptance Agreement, including the payment of any discount fees. All Enrollment Fees and other fees payable by Customers will be billed to the Customers' Card Account, if any. Company shall be responsible for billing and collecting all fees (including the Enrollment Fee) payable by Customers for use of the Services.

4. OTHER TERMS: As modified by this Agreement hereby, the Main Agreement shall remain in full force in accordance with the terms thereof.

         IN WITNESS WHEREOF, AMEX and the Company, intending to be legally bound by the terms of this Amendment, have caused this Amendment to be executed by their duly authorized representatives.

AMERICAN EXPRESS TRAVEL
RELATED SERVICES COMPANY, INC.



By: [      **      ]
   -------------------------------------------
Name:   [    **    ]
Title:  [   **   ]
        [               **                   ]


USA.NET, INC.



By: /s/ John W. Street
   -------------------------------------------
Name:   John Street
Title:  President, CEO




**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

               SECOND AMENDMENT TO CO-MARKETING PROGRAM AGREEMENT

This SECOND AMENDMENT TO CO-MARKETING PROGRAM AGREEMENT (this "Second Amendment") is entered into this _____ day of December, 1998, by and between USA.NET, Inc., a Delaware corporation (the "Company"), and American Express Travel Related Services Company, Inc., a New York Corporation ("AMEX").

WHEREAS, the Company and AMEX entered into a Co-Marketing Program Agreement, dated as of April 8, 1997 (the "Main Agreement");

WHEREAS, the Main Agreement has been amended by the First Amendment to Co-Marketing Program Agreement, dated as of October 17, 1997, by and between Company and AMEX (together with the Main Agreement, the "Marketing Agreement"); and

WHEREAS, the parties desire to extend the term of the Initial Term of the Marketing Agreement in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Second Amendment, the parties hereto agree as follows:

1. DEFINITIONS: Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Marketing Agreement.

2. INITIAL TERM. The first sentence of Section 16(a) of the Marketing Agreement is hereby amended in its entirety to read as follows:

                  This Agreement shall take effect on the date hereof (the "Effective Date"), and continue until July 8, 1999 (the "Initial Term").

3. OTHER TERMS. As modified by this Second Amendment, the Agreement shall remain in full force and effect in accordance with the terms thereof.

IN WITNESS WHEREOF, AMEX and the Company, intending to be legally bound by the terms of this Second Amendment, have caused this Second Amendment to be executed by their duly authorized representatives.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.


By:  [        **       ]
   -------------------------------------------
Name:    [      **     ]
Title:   [      **    ]
         [              **
                                          ]

USA.NET, INC.


By:  /s/ Daniel M. Winokur
   -------------------------------------------
Name:    Daniel M. Winokur
Title:   VP, Business Development



**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                THIRD AMENDMENT TO CO-MARKETING PROGRAM AGREEMENT


         This THIRD AMENDMENT TO CO-MARKETING PROGRAM AGREEMENT (the "AMENDMENT") is entered into this 7th day of May, 1999, by and between USA.NET, Inc., a Delaware corporation (the "COMPANY"), and American Express Travel Related Services Company, Inc., a New York Corporation ("AMEX").


         WHEREAS, the Company and AMEX entered into a Co-Marketing Program Agreement, dated as of April 8, 1997 (the "MAIN AGREEMENT"), as amended in the First Amendment to Co-Marketing Program Agreement, dated as of October 17, 1997 (the "1997 Amendment"), as amended in the Second Amendment to Co-Marketing Program Agreement, dated as of December 7, 1998 (the "1998 Amendment"); and

         WHEREAS, the parties desire to amend the Main Agreement to extend the term of the Main Agreement as more fully set forth below.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. DEFINITIONS: Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Main Agreement.

2. TERM. The first sentence of Section 16(a) is amended to read in full as follows:

         (a) This Agreement shall take effect on the date hereof (the "Effective Date"), and continue until December 31, 1999 (the "Initial Term").

3. OTHER TERMS. As modified by this Amendment, the 1997 Amendment and the 1998 Amendment, the Main Agreement shall remain in full force in accordance with the terms thereof.

         IN WITNESS WHEREOF, AMEX and the Company, intending to be legally bound by the terms of this Amendment, have caused this Amendment to be executed by their duly authorized representatives.

AMERICAN EXPRESS TRAVEL
RELATED SERVICES COMPANY, INC.


By: /s/ Pierric Beckert
   ------------------------------
Name: Pierric Beckert
Title: Vice President, Interactive Enterprise Development

USA.NET, INC.


By: /s/ Danny Winokur
   -------------------------------
Name: Danny Winokur
Title: Vice President, Business Development

                                       1.